UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

October 6, 2017

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

       Filed by a party other than the registrant

Check the appropriate box:

     Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒  Definitive Information Statement

Atacama Resources International, Inc.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Atacama Resources International, Inc.

10820 68th Place

Kenosha, WI 53142

Dear Stockholders:

On August 28, 2017, the board of directors of Atacama Resources International, Inc. adopted a resolution approving an amendment to our Articles of Incorporation to:

•

effectuate an increase of the authorized common shares from 500,000,000 par value $0.0001 to 1,000,000,000 par value $0.0001.

•

designate 10 shares of Series A Preferred Shares, par value $0.0001.

•

designate 1,000,000 shares of Series B Preferred Shares, par value $0.0001.

Atacama obtained the written consent of stockholders representing 58.17% of Atacama’s outstanding common stock as of August 28, 2017 approving an amendment to Atacama’s Articles of Incorporation to affect the above-mentioned corporate actions.  The amendment was filed with the State of Florida on August 28, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions taken place.  This Information Statement is being mailed on or about October 12, 2017 to all of Atacama’s stockholders of record as of the close of business on October 10, 2017.

By Order of the Board of Directors.

/s/Glenn Grant

Name:  Glenn Grant

Title:    Chief Executive Officer

INFORMATION STATEMENT

October 6, 2017

Atacama Resources International, Inc.

10820 68th Place

Kenosha, WI 53142

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Atacama Resources International, Inc., a Florida corporation, to the holders of record at the close of business on October 10, 2017 of Atacama’s outstanding common stock, par value $0.0001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to the Florida Business Corporations Act (“FBCA”).

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on August 28, 2017 by Atacama’s Board of Directors and by our stockholders holding 58.17% of Atacama’s common stock issued and outstanding on August 28, 2017.  Atacama’s Board of Directors and the Majority Stockholders approved an amendment of Atacama’s Articles of Incorporation to:

•

effectuate an increase of the authorized common shares from 500,000,000 par value $0.0001 to 1,000,000,000 par value $0.0001.

•

designate 10 shares of Series A Preferred Shares, par value $0.0001.

•

designate 1,000,000 shares of Series B Preferred Shares, par value $0.0001.

Accordingly, all necessary corporate approvals in connection with the amendment to our Articles of Incorporation to affect the above corporate actions have been obtained.   This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions.  Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Atacama’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about October 12, 2017.

NO DISSENTERS’ RIGHTS

Pursuant to the FBCA, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF ATACAMA RESOURCES INTERNATIONAL, INC. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on August 28, 2017, Atacama Resources International, Inc., a Florida corporation, obtained the unanimous written consent of its board of directors and the written consent of stockholders holding 124,498,922 common shares of Atacama or 58.17% of the voting power of the issued and outstanding shares of Atacama’s common stock approving:

•

effectuate an increase of the authorized common shares from 500,000,000 par value $0.0001 to 1,000,000,000 par value $0.0001.

•

designate 10 shares of Series A Preferred Shares, par value $0.0001.

•

designate 1,000,000 shares of Series B Preferred Shares, par value $0.0001.

OUTSTANDING SHARES AND VOTING RIGHTS

As of August 28, 2017 (the “Record Date”), Atacama’s authorized capitalization consisted of 500,000,000 common shares, of which 214,013,535common shares were issued and outstanding.

Each common share of Atacama entitles its holder to one vote on each matter submitted to Atacama’s stockholders.  However, because the Majority Stockholders have consented to the foregoing actions by resolution dated August 28, 2017, in lieu of a special meeting in accordance with the FBCA and because the Majority Stockholders have sufficient voting power to approve such actions through his ownership of common stock, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO ATACAMA’S

ARTICLES OF INCORPORATION

The Board of Directors and Majority Stockholders have approved an amendment to our Articles of Incorporation to affect an increase in the authorized common stock and the authorization of preferred shares.

The amendment was filed with the State of Florida on August 28, 2017.  We failed to file an Information Statement in advance of this action, and recognize that we are subject to increased liability under the Exchange Act.  However, the amendment was filed pursuant to the affirmative vote of the holders of a majority of the Company’s issued and outstanding common shares and the unanimous approval by the Board of Directors and in accordance with the laws of the State of Florida.

The Authorized Common Stock Increase

The purpose of the increase in common stock is to increase the number of common shares available for issuance to investors who agree to provide Atacama with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of Atacama and our stockholder to issue shares of common stock.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect our existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of Atacama.  It is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.  For example, shares of the authorized by unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Each of these, together with other anti-takeover provisions provided by Florida law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.  We do not have any anti-takeover provisions present in our governing documents.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.  In addition, there are no plans or proposals to adopt any anti-takeover provisions or to enter into any other arrangements that may have material anti-takeover consequences.

The increase in our common shares is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Authorization of Series A Preferred Shares

The Articles of Incorporation was amended to include the following language:

1.

DESIGNATION.  This class of stock of this Corporation shall be named and designated “Series A Preferred Stock”. It shall have 10 shares authorized at $0.0001par value per share.

2.

CONVERSION RIGHTS. There shall be no conversion rights associated with this class of stock.

3.

ISSUANCE.  Shares of Series A Preferred Stock may only be issued in exchange for the full controlling interest held by Management or its designee.

4.

VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b. Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

The approval of the authorized by unissued ten Series A preferred shares was given in order to create and maintain a controlling interest in the company outside of common ownership.  In the event any preferred shares are issued in the future, shareholders may suffer dilution to their ownership of Atacama at the time of the issuance of the preferred shares. No additional corporate action is needed to issue any preferred shares.  Atacama may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

As a general matter, the authorization of preferred shares, and the issuance thereof, could deter potential acquirers (hostile or otherwise) from initiating tender offers, proxy contests or other attempts to obtain control of or to acquire a company, or delay or prevent a change in control.  For example:

-

preferred shares could be issued to increase the number of outstanding shares entitled to vote on a change in control, thereby increasing the number of votes required to approve a change in control or to otherwise obtain control of a company;

-

preferred shares (with significant voting, conversion or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the board of directors or gain voting control of a company; and

-

preferred shares (with a significant liquidation preference) could be issued to make a change in control more expensive for the potential acquirer.

Our authorization of preferred shares is not in response to efforts by any party to acquire or gain control of our company and the Board is not currently aware of any such efforts.

To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the transaction in a manner that best serves the interests of our stockholders.

Authorization of Series B Preferred Shares

The Articles of Incorporation was amended to include the following language:

1.

DESIGNATION.  This class of stock of this Corporation shall be named and designated “Series B Preferred Stock”.  It shall have 1,000,000 shares authorized at $0.0001par value per share.

2.

DIVIDENDS.  The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3.

LIQUIDATION RIGHTS.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

4.

CONVERSION AND ANTI-DILUTION.

(a) Each share of Series B Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Corporation’s Common Stock, par value $0.0001per share, equal to the price of the Series B Preferred Stock, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”). For example, assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.0001per share for Common Stock, each share of Series B Preferred Stock would be convertible into 250,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder’s intention to convert the shares of Series B Stock, together with the holder’s stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder’s conversion of Series B Preferred Shares in accordance with the provisions of this Section.  The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable.  Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(d) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

5.

VOTING RIGHTS.  Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

6.

PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $2.50.

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

7.

LOCK-UP RESTRICTIONS ON CONVERSION.  Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

The approval of the authorized by unissued ten Series A preferred shares was given in order to create and maintain a controlling interest in the company outside of common ownership.  In the event any preferred shares are issued in the future, shareholders may suffer dilution to their ownership of Atacama at the time of the issuance of the preferred shares. No additional corporate action is needed to issue any preferred shares.  Atacama may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

As a general matter, the authorization of preferred shares, and the issuance thereof, could deter potential acquirers (hostile or otherwise) from initiating tender offers, proxy contests or other attempts to obtain control of or to acquire a company, or delay or prevent a change in control.  For example:

-

preferred shares could be issued to increase the number of outstanding shares entitled to vote on a change in control, thereby increasing the number of votes required to approve a change in control or to otherwise obtain control of a company;

-

preferred shares (with significant voting, conversion or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the board of directors or gain voting control of a company; and

-

preferred shares (with a significant liquidation preference) could be issued to make a change in control more expensive for the potential acquirer.

Our authorization of preferred shares is not in response to efforts by any party to acquire or gain control of our company and the Board is not currently aware of any such efforts.

To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the transaction in a manner that best serves the interests of our stockholders.

EFFECTIVE DATE OF THE AMENDMENT

The amendment was filed with the State of Florida on August 28, 2017.

Atacama has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Atacama’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 28, 2017, the number and percentage of outstanding shares of the registrant’s common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and Address	Number of Shares	Percentage of Outstanding Common Shares
Richard Roy	8,200,000	3.83%
7718-106 Street
Grande Prairies, AB T8W 2H5

Glenn Grant	8,571,464 direct	4.01%
PO Box 217	33,317,877 indirect(3)(4)	15.57%

Killam, AB T0B 2L0

Daniel Finch	17,666,000 direct	8.25%
10820 68th Place	3,600,000 indirect(1)	1.68%
Kenosha, WI 53142

William Webb, Jr.	5,150,000	2.41%
11321 Laura Lane
Frankfort, IL 60432

Donald Swartz	1,055,566 direct	0.49%
Unit 3215 100 Timber Ridge Way NW	2,073,265 indirect(2)	0.97%
Issaquah, WA 98027

All Executive Officers and Directors as a Group	40,643,030 direct	18.99%
(5 persons)	38,991,142 indirect	18.22%

Based upon 214,013,535 outstanding common shares as of April 17, 2017.

(1)

Includes shares owned by Dianne Finch, who is the wife of Daniel Finch.

(2)

Shares owned by the Donald H. Swartz Revocable Living Trust.  Mr. Swartz is the trustee.

(3)

Includes 2,787,960 shares owned by 1172321 Alberta Ltd. and 12,000,000 shares owned by 1778928 Alberta Ltd., which are controlled by Glenn Grant and his wife, Sandra Grant, respectively.  Includes 18,529,917 common shares owned by Bower Solutions Ltd., which is controlled by Mr. Grant.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of August 28, 2017, there were 214,013,535 shares of Atacama’s common stock issued and outstanding.   Each holder of common stock is entitled to one vote per share.

Stockholders holding in the aggregate 124,498,922 common shares of Atacama, or 58.17% of the voting power of our outstanding shares of common stock, have approved the corporate actions discussed herein by written consent dated August 28, 2017.

VOTING PROCEDURES

Pursuant to the Florida Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation relative to the increase in authorized common shares, the authorization of preferred shares and the name change.

DISSENTER'S RIGHT OF APPRAISAL

Under Florida law, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Atacama is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by Atacama can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Atacama Resources International, Inc. at 10820 68th Place, Kenosha, WI 53142.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Atacama Resources International, Inc. at 10820 68th Place, Kenosha, WI 53142.

On behalf of the Board of Directors,

October 6, 2017

/s/Glenn Grant

Glenn Grant

Chief Executive Officer